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                                                                   EXHIBIT 10.38

                               HEALTHMAGIC, INC.

            ADVENTIST HEALTH SYSTEM SUNBELT HEALTHCARE CORPORATION

                          EMPOWER HEALTH CORPORATION

                   ________________________________________


                 HEALTHMAGIC, INC. STOCK RESTRICTION AGREEMENT

                   ________________________________________



                                January 29, 1999
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                 HEALTHMAGIC, INC. STOCK RESTRICTION AGREEMENT


     This HEALTHMAGIC, INC. STOCK RESTRICTION AGREEMENT (the "Agreement") is made as of January 29, 1999, by and among HealthMagic, Inc., a Delaware Corporation (the "Corporation" or "HMI"), Adventist Health System Sunbelt Healthcare Corporation, a Florida not-for-profit corporation ("Adventist"), and Empower Health Corporation, a Texas Corporation ("Empower").

                                   RECITALS

     WHEREAS, the execution, delivery and effectiveness of the Investment Agreement of even date herewith (the "Investment Agreement") among the Corporation, Adventist, and Empower is contingent upon the simultaneous execution and delivery of this Agreement;

     WHEREAS, pursuant to the Investment Agreement, Empower acquired 10% of the common stock of the Corporation, par value $0.01 per share (the "Common Stock"), calculated on a Fully Diluted Basis, and Adventist presently owns a majority of the issued and outstanding shares of the Common Stock; and

     WHEREAS, Adventist and Empower (each, a "Stockholder" and collectively, the "Stockholders") wish to make agreements regarding the voting and ability to dispose of their respective shares of Common Stock all in accordance with the provisions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                           ARTICLE 1. DEFINITIONS

     The following terms have the following meanings:

     Affiliate means any (i) corporation or other entity in which the subject
     ---------
person or entity owns, directly or indirectly, shares of capital stock or other equity interests representing the right to elect a majority of the board of directors or other governing body and (ii) any person or entity that through one or more intermediaries controls, is controlled by, or is under common control with the subject person or entity.

     Bona Fide Offer means a legally enforceable offer in writing, setting forth
     ---------------
the name, address and business or other occupation of each offeror as well as the price proposed to be paid for the Offered Shares, the form of the consideration proposed by the offeror, and all other material terms and conditions of purchase and payment, made and signed by an offeror which the offeree desires to accept.

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     Change of Control means (i) any consolidation or merger of the Corporation,
     -----------------
other than a merger or consolidation resulting in the holders of the capital stock of the Corporation entitled to vote for the election of directors immediately prior to the transaction holding a majority of the capital stock of the surviving or resulting entity entitled to vote for the election of directors, (ii) any person or entity (including any Affiliates thereof), other than a person or entity (or the Affiliates of the person or entity) who holds a majority of the capital stock of the Corporation entitled to vote for the election of directors immediately prior to the transaction, becoming the holder of a majority of the capital stock of the Corporation entitled to vote for the election of directors, or (iii) any sale or other disposition by the Corporation of all or substantially all of its assets to a person or entity who is not an Affiliate.

     Fully Diluted Basis means taking into account at the time of the
     -------------------
calculation (1) the number of shares of Common Stock currently outstanding; (2) the number of shares of Common Stock issuable on the exercise of all outstanding options to purchase Common Stock under the HMI 1998 Omnibus Stock Option and Incentive Plan or otherwise; (3) the 18,595 shares of Common Stock issuable upon exercise of the Warrant granted to Ziegler Financing Corporation on May 29, 1998, so long as outstanding; and (4) the number of shares of Common Stock issuable upon exercise, exchange or conversion of all other outstanding options, warrants and convertible securities; provided the 448,507 shares of Common Stock issuable upon exercise of the Stock Purchase Warrant and Agreement between the Corporation and Sabratek Corporation dated November 18, 1998 (the "Sabratek Warrant") shall not be taken into account unless and until, and to the extent, the Sabratek Warrant is exercised.

     Qualified Public Offering means the first firm commitment underwritten
     -------------------------
public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock to the public in which the gross proceeds to be received by the issuer equals or exceeds Thirty Million Dollars ($30,000,000).

     Registered Notice shall mean notice sent in accordance with Section 5.1
     -----------------
below, which shall contain a true and complete copy of the Bona Fide Offer.

     Transfer means to directly or indirectly sell, transfer, assign or
     --------
otherwise dispose of, or to grant any option or other right to acquire, either voluntarily or involuntarily, and with or without consideration.

                        ARTICLE 2. BOARD REPRESENTATION

     2.1.   Board Nominations and Removal.
            -----------------------------

            (i) For so long as Empower or any Affiliate shall own not less than fifty percent (50%) of the shares of Common Stock (or any successor security) acquired pursuant to the Investment Agreement, Empower shall be entitled (i) to nominate one individual for election to the Corporation's Board of Directors ("Board") to serve as a director until his or her successor is elected and qualifies, (ii) to nominate such successor, and (iii) in its sole discretion, to propose the removal from the Board of such director nominated under the foregoing clauses. Except for removal for cause, as between the Stockholders, no Stockholder other than Empower may propose the removal of a director nominated by Empower.

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            (ii) The parties acknowledge that Adventist presently owns a majority of the issued and outstanding Common Stock of the Corporation and that, Adventist, as such, presently has the ability, subject to subsection 2.1(i) above, (a) to nominate as many individuals for election to the Corporation's Board as it in its sole discretion deems appropriate, to serve as directors until their successors are elected and qualify, (b) to nominate such successors, and (c) in its sole discretion, to propose the removal from the Board of the directors nominated under the foregoing clauses (a) and (b). Except for removal for cause, as between the Stockholders, no Stockholder other than Adventist may propose the removal of a director nominated by Adventist.

     2.2.   Procedure for Nomination. Each nomination of any director, or any
            ------------------------
proposal to remove any director from the Board, shall be made by delivering to the Corporation a notice signed by the party or parties entitled to such nomination or proposal. As promptly as practicable after delivery of such notice, the Corporation shall take or cause to be taken such corporate actions as reasonably may be required to cause the election or removal proposed in such notice. From and after delivery of such notice, no Board action shall be taken unless and until the nominee is elected to the Board.

     2.3.   Voting. Each Stockholder shall vote all Common Stock held by such
            ------
Stockholder for the election to the Board of the individuals nominated in accordance with Section 2.1 hereof. Each Stockholder shall use all reasonable efforts to cause each director nominated by such Stockholder to vote for the election to the Board of each individual nominated as a replacement director in accordance with Section 2.1 hereof.

                         ARTICLE 3. RIGHT TO PURCHASE

     3.1.   Empower's Right to Participate in Certain Sales of Additional
            -------------------------------------------------------------
Securities. The Corporation agrees that it will not sell or issue for cash any
-----------
shares of Common Stock, or other securities convertible into or exchangeable for Common Stock, or options, warrants or rights carrying any rights to purchase Common Stock unless the Corporation first submits a written offer to Empower identifying the terms of the proposed sale (including cash price, number or aggregate principal amount of securities and all other material terms), and offers to Empower the opportunity to purchase its Pro Rata Share (as hereinafter defined) of the securities on terms and conditions, including price, no less favorable to Empower than those on which the Corporation proposes to sell any such securities to a third party. For purposes of this Section 3.1, Empower's "Pro Rata Share" of such securities shall be based on the ratio which all of the shares of Common Stock owned by Empower bears to all the issued and outstanding shares of Common Stock, each calculated on a Fully Diluted Basis. The Corporation's offer to Empower shall remain open and irrevocable for a period of thirty (30) days. Any securities which Empower does not elect to purchase pursuant to such offer may be sold by the Corporation but only on the terms and conditions set forth in the initial offer to Empower, at any time within one hundred and twenty (120) days following the termination of the above-referenced thirty (30) day period, but may not be sold to any other person or entity or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such one hundred and twenty (120) day period without renewed compliance with this Section 3.1.

     3.2.   Exceptions to Empower's Right to Participate. Notwithstanding
            --------------------------------------------
Section 3.1, the Corporation may without providing any right to Empower to participate (i) issue shares of its

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Common Stock in connection with the acquisition of another company; (ii) issue shares in any underwritten public offering registered under the Securities Act of 1933; and (iii) issue options, warrants, or rights to subscribe for shares of Common Stock to officers, employees and directors of and consultants to the Corporation pursuant to the terms of any stock option or stock incentive plan approved by the Board, and issue shares of its Common Stock upon the exercise of any such stock options, or upon exercise of warrants outstanding as of the day and year first above written or thereafter issued in compliance with this
Article 3.

                        ARTICLE 4. PROHIBITED TRANSFERS

     Empower may not Transfer any shares of capital stock of the Corporation held by Empower other than in accordance with Articles 5 and 6 below, and Adventist may not Transfer any shares of capital stock of the Corporation held by Adventist other than in accordance with Article 6 below. Any Transfer of shares in violation of this Agreement shall be null and void and shall not be recognized in the transfer books of the Corporation.

                       ARTICLE 5. RIGHT OF FIRST REFUSAL

     5.1.   Receipt of Bona Fide Offer; Registered Notice. In the event that
            ---------------------------------------------
Empower receives a Bona Fide Offer to purchase all or a portion of Empower's Common Stock ("Offered Shares"), Empower shall promptly send Registered Notice to Adventist and the Corporation, offering to sell the Offered Shares to the Corporation and, upon the failure of the Corporation to purchase the Offered Shares, to Adventist on the terms and conditions equal to the terms and conditions contained in the Bona Fide Offer. All other terms and conditions contained in Registered Notice shall conform to the terms and conditions of the Bona Fide Offer. If all or any part of the offered consideration is other than cash or payment of the purchase price in one or more installments of cash, then the Corporation and Adventist may purchase all the Offered Shares, in accordance with Sections 5.2 and 5.3 below, by paying on the same terms an amount of cash equal to the fair market value of the consideration offered.

     5.2.   Corporation's Option. The Corporation shall have the right, for a
            --------------------
period of thirty (30) days from its receipt of such Registered Notice, to purchase all, but not less than all, of the Offered Shares. The Corporation may exercise the right to purchase the Offered Shares by delivering a written notice to Empower within thirty (30) days after receipt of the Registered Notice (which shall constitute an unconditional obligation to buy the shares). Upon delivery of such notice, the purchase of the Offered Shares shall be consummated on a business day designated by Empower within forty-five (45) days after the date of the Registered Notice (the "Consummation Period").

     5.3.   Adventist's Option. In the event that the Corporation does not
            ------------------
accept the offer or fails to purchase all of the Offered Shares within the Consummation Period, then Adventist shall have the right, for a period of fifteen (15) days after the expiration of Consummation Period, to exercise its right to purchase all but not less than all of the Offered Shares by delivering a written notice ("the Purchase Notice") to Empower. If Adventist delivers a Purchase Notice, the purchase of the Offered Shares shall be consummated on a business day designated by Empower within forty-five (45) days after the expiration of the Consummation Period. If Adventist wishes

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to purchase some, but not all, of the Offered Shares, the Corporation and
Adventist together may purchase all, but not less than all, of the Offered Shares in accordance with this Section 5.3.

     5.4.   Acceptance of Bona Fide Offer. In the event that: (i) the
            -----------------------------
Corporation and Adventist do not purchase (for reasons other than the Empower's default hereunder) all of the Offered Shares within the periods set forth above; and (ii) Empower still desires to sell all (but not less than all) of the Offered Shares pursuant to such Bona Fide Offer, then such sale by Empower must be fully consummated within ninety (90) days after the expiration of the Consummation Period; and, in the event that such sale is not fully consummated within such period, the restrictions provided for in this Article shall again become effective.

     5.5.   Limitation on Restriction. The restrictions contained in this
            -------------------------
Article 5 shall not apply to a Transfer between Empower and an Affiliate of Empower; provided, that prior to the Transfer of any Common Stock to an Affiliate, such Affiliate must agree in writing to be bound by the terms of this Agreement in the same manner as Empower and deliver a copy of such undertaking to each party to this Agreement.

                           ARTICLE 6. CO-SALE RIGHTS

     6.1.   Take-Along Right. If Adventist proposes to Transfer any Common
            ----------------
Stock, Adventist shall deliver the Registered Notice to the Corporation and to Empower as provided in Article 5 hereof. Empower may elect to participate in the proposed Transfer by delivering to Adventist a notice (the "Participation Notice") specifying the extent to which Empower exercises its rights under this
Article 6. Empower shall be entitled to Transfer, at the price and on the terms and conditions applicable to the Transfer by Adventist, up to a number of shares of Common stock equal to its Pro Rata Amount of the shares of Common Stock subject to the proposed Transfer. For Purposes of this Section 6.1, "Pro Rata Amount" shall mean the number of shares of Common Stock that Adventist proposes to Transfer multiplied by the ratio which all of the shares of Common Stock owned by Empower bears to the sum of the shares of Common Stock owned by Empower and Adventist.

     6.2.   Limitation on Take-Along Right. The right set forth in this Article
            ------------------------------
6 shall not apply to a Transfer between Adventist and an Affiliate of Adventist; provided, that prior to the Transfer of any Common Stock to an Affiliate, such Affiliate must agree in writing to be bound by the terms of this Agreement in the same manner as Adventist and deliver a copy of such undertaking to each party to this Agreement.

     6.3.   Drag-Along Right. If Adventist proposes to Transfer all of its
            ----------------
shares of Common Stock to a person or entity that is not an Affiliate of Adventist, Adventist may require Empower to Transfer to the same transferee, at the same time, at the same price and on the same terms and conditions applicable to the proposed Transfer by Adventist, all of its shares of Common Stock; provided, however, that any related indemnification obligation shall be several and not joint and limited to the consideration received.

                                       5
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                              ARTICLE 7. GENERAL

     7.1.   Termination of Restriction. The agreements and restrictions set
            --------------------------
forth in this Agreement shall terminate upon the earlier of (i) the consummation of a Qualified Public Offering or (ii) a Change of Control, except that Empower's Take-Along right provided in Section 6.1 above shall survive unless the surviving entity in a Change of Control is a reporting entity under the Securities Exchange Act of 1934, as amended.

     7.2.   Legend. Each certificate representing shares of Common Stock that
            ------
are subject to this Agreement shall bear a legend substantially in the following:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS. THESE SECURITIES ARE ALSO SUBJECT TO THE PROVISIONS OF A STOCK RESTRICTION AGREEMENT DATED AS OF JANUARY 29, 1999 AND A COMPLETE AND CORRECT COPY OF THIS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     7.3.   Amendments, Waivers and Consents. The parties to this Agreement may,
            --------------------------------
by written agreement, (a) amend this Agreement, (b) extend the time for performance of any of the obligations or other acts of the parties, or (c) waive compliance with or modify any of the agreements contained in this Agreement and waive or modify performance of any of the obligations of any of the parties to this Agreement; provided, no failure or delay on the part of any party to this Agreement in exercising any of its respective rights under this Agreement upon any failure by any other party to perform or observe any condition, covenant or provision shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights preclude any other exercise thereof or the exercise of any other right.

     7.4.   Governing Law. This Agreement shall be deemed to be a contract made
            -------------
under, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws principles thereof.

     7.5.   Section Headings and Gender. The descriptive headings in this
            ---------------------------
Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

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     7.6.   Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

     7.7.   Notices and Demands. Any notices, claims or demand or other
            -------------------
communications hereunder shall be in writing and shall be deemed to be duly given if personally given or if sent by telecopier, nationally-recognized overnight courier or by registered or certified mail, return receipt required and postage prepaid, addressed to such party in accordance herewith or as otherwise stated in any notice given in accordance herewith. Any such notice shall be deemed to have been received (a) in the case or personal delivery or delivery by telecopier, on the date of such delivery, (b) in the case of a nationally-recognized overnight courier, on the next business day after the date sent and (c) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

          If to HMI or Adventist:

                    111 North Orlando Avenue
                    Winter Park, Florida  32789-3675
                    Attention:  Calvin Wiese
                    407.975.1458 (facsimile)

          With a copy to:

                    Steven L. Meltzer, Esquire
                    Shaw Pittman Potts & Trowbridge
                    1501 Farm Credit Drive
                    McLean, Virginia 22102-5000
                    703.821.2397 (facsimile)

          If to Empower:

                    Empower Health Corporation
                    8920 Business Park Drive
                    Austin, Texas 78759
                    Attention: Donald W. Hackett, President
                    512.726.5130 (facsimile)

          With a copy to:

                    Anthony J. Richmond, Esquire
                    Harold R. DeGraff, Esquire
                    Latham & Watkins
                    135 Commonwealth Drive
                    Menlo Park, California 94025
                    650.463.2600 (facsimile)

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     7.8.   Severability. Whenever possible, each provision of this Agreement
            ------------
shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

     7.9.   Integration. This Agreement constitutes the entire agreement, and
            -----------
supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              HEALTHMAGIC, INC.:

                              By:  /s/ Calvin W. Wiese
                                   _______________________________
                                   Name:  Calvin W. Wiese
                                          ________________________
                                   Title: ________________________



                              ADVENTIST HEALTH SYSTEM SUNBELT HEALTHCARE
                              CORPORATION:

                              By:  /s/ Calvin W. Wiese
                                   _______________________________
                                   Name:  Calvin W. Wiese
                                          ________________________
                                   Title: ________________________



                              EMPOWER HEALTH CORPORATION:

                              By:  /s/ Donald W. Hackett
                                   _______________________________
                                   Name:  Donald W. Hackett
                                          ________________________
                                   Title: ________________________

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